Exhibit 4.2

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of October 29, 2020, by and among Vera Therapeutics, Inc., a Delaware corporation formerly known as Trucode Gene Repair, Inc., (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS

A. Certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series B Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock, Series Seed Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of October 23, 2017 by and among the Company and such Investors (the “Prior Agreement”).

B. The Existing Investors are holders of a majority of the Registrable Securities of the Company (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

C. Certain of the Investors are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith between the Company and certain of the Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors holding a majority of the Registrable Securities, and the Company.

AGREEMENT

The Company and the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Abingworth” means Abingworth Bioventures 8 LP.

1.2 “AVI” means Alexandria Venture Investments, LLC.

1.3 “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund or account or registered investment company now or hereafter existing which is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.4 “Class A Common Stock” means shares of the Company’s Class A common stock, par value $0.001 per share.

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1.5 “Class B Common Stock” means shares of the Company’s Class B common stock, par value $0.001 per share.

1.6 “Common Stock” means, collectively, shares of the Company’s Class A Common Stock and Class B Common Stock.

1.7 “Competitor” means a person or entity engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)) in the business of the Company, but shall not include (i) any financial investment firm or collective investment vehicle solely by virtue of its ownership (and/or its Affiliates’ ownership) of an equity interest in any Competitor held solely for investment purposes, (ii) GV 2017, L.P. or any of its affiliated funds, solely as a result of any affiliation between such fund and Alphabet Inc. (including any Affiliate of Alphabet Inc.), (iii) Surveyor or any of its Affiliates, (iv) Sofinnova or any of its Affiliates, (v) Longitude or any of its Affiliates, (vi) AVI or any of its Affiliates, or (vii) Abingworth or any of its Affiliates.

1.8 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.9 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.11 “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.12 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.13 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.14 “GAAP” means generally accepted accounting principles in the United States.

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1.15 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.16 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.17 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.18 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.19 “Junior Preferred Stock” means, collectively, shares of the Company’s Series B Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock and Series Seed Preferred Stock.

1.20 “Longitude” means Longitude Venture Partners IV, L.P.

1.21 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds shares of Preferred Stock with an aggregate Original Issue Price (as defined in the Restated Certificate) of $4,600,000.

1.22 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.23 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.24 “Preferred Directors” means, collectively, the directors of the Company that the holders of record of the Preferred Stock are entitled to elect pursuant to the Restated Certificate.

1.25 “Preferred Stock” means, collectively, shares of the Company’s Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Series Seed-1 Preferred Stock and Series Seed Preferred Stock.

1.26 “Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of the Preferred Stock; (b) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a) and (b) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.27 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

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1.28 “Restated Certificate” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended from time to time.

1.29 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.30 “SEC” means the Securities and Exchange Commission.

1.31 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.32 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.33 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.34 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.35 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock.

1.36 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock.

1.37 “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock.

1.38 “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock.

1.39 “Series Seed-1 Preferred Stock” means shares of the Company’s Series Seed-1 Preferred Stock.

1.40 “Sofinnova” means Sofinnova Venture Partners X, L.P.

1.41 “Surveyor” means Citadel Multi-Strategy Equities Master Fund Ltd.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the date that is 180 days after the effective date of the registration statement for the IPO, the Company receives a request from (i) Holders of at least forty percent (40%) of Registrable Securities issued or issuable upon conversion of the Series C Preferred Stock then outstanding, or (ii) Holders of a majority of the Registrable Securities then outstanding, that the Company file a Form S-1 registration statement with respect to the number of Registrable Securities set forth in such request (provided that, with respect to a request pursuant to Section 2.1(a)(ii), the request must be with respect to a majority of the Registrable Securities then outstanding, where the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (x) within 10 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

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(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from (i) Holders of Registrable Securities issued or issuable upon conversion of the Series C Preferred Stock with an aggregate Original Issue Price of $500,000 or (ii) Holders of at least 20% of the Registrable Securities then outstanding, that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities, then the Company shall (x) within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3; provided that any request made pursuant to 2.1(b)(ii) must be with respect to Registrable Securities having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and, provided further, that the Company shall not register any securities for its own account or that of any other stockholder during such 90-day period other than an Excluded Registration.

(d) Limitations.

(i) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a)(i) (x) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (y) after the Company has effected two registrations pursuant to Subsection 2.1(a)(i); or (z) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).

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(ii) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a)(ii) (x) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (y) after the Company has effected two registrations pursuant to Subsection 2.1(a)(ii); or (z) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).

(iii) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b)(i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

(iv) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b)(ii) (x) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (y) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the 12-month period immediately preceding the date of such request.

(v) A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

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2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (a) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (b) the number of Registrable Securities included in the offering be reduced below 30% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

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(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than 65% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to 90 days if necessary to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

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(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, accountants and investment advisers for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

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(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

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2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, which majority holders must include at least three of Abingworth (as defined in the Restated Certificate), Fidelity (as defined in the Restated Certificate), Longitude (as defined in the Restated Certificate) and Sofinnova (as defined in the Restated Certificate), enter into any agreement with any holder or prospective holder of any securities of the Company that would (a) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (b) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by the Company and the managing underwriter, such period not to exceed one hundred eighty (180) days following the IPO, (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the IPO or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The provisions of this Subsection 2.11 (i) shall apply only to the IPO, (ii) shall not apply to distributions to current or former partners, members or stockholders of a Holder or to the transfer of any shares owned by a Holder in the Company to its Affiliates or any of the Holder’s stockholders, members, partners or other equity holders; provided that the Affiliate, stockholder member, partner or other equity holder of the Holder agrees to be bound in writing by the restrictions set forth herein, (iii) shall not apply to transactions (including, without limitation, any swap, hedge or similar agreement or arrangement) or announcements, in each case, relating to securities acquired in the IPO, securities acquired in open market or other transactions from and after the IPO or that otherwise that do not involve or relate to shares of Common Stock owned by a Holder prior to the IPO, (iv) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, (v) shall not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transfer shall not involve a disposition for value, and (vi) shall be applicable to the Holders only if all officers, directors and stockholders individually, and together with their Affiliates, owning one percent (1%) or more of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. In the event that the Company or the managing underwriter waives or terminates any of the restrictions contained in this Subsection 2.11 or in a lock-up agreement with respect to the securities of any Holder, officer, director or one-percent or greater stockholder of the Company (in any such case, the “Released Securities”), the restrictions contained in this Subsection 2.11 and in any lock-up agreements executed by the Investors shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Investor as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or one-percent or greater stockholder. In the event that after the date of this Agreement, the Company issues any New Securities to any non-Investor stockholder that represent more than 1% of the Company’s then-outstanding Common Stock on an as-converted basis (after giving effect to conversion into Common Stock of all outstanding Preferred Stock), the Company shall, as a condition of such issuance, require any such non-Investor stockholder to be obligated to enter into an agreement with substantially similar are subject to the same restrictions as are contained in this Section 2.11.

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2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer, provided that no such notice shall be required in connection if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; or (z) in any internal transaction in which such Holder transfers Restricted Securities to an Affiliate of such Holder that is an entity and that is ultimately controlled by the same parent company as the Holder (or is the ultimate parent company of the Holder); provided that, in the cases of clauses (y) and (z) each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Notwithstanding the foregoing, the Company shall be obligated to reissue promptly unlegended certificates or book entries at the request of any Holder thereof if the Company has completed the IPO and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earlier to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Restated Certificate; and

(b) as to any Registrable Securities, such time after the consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration.

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3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver:

(a) To each Investor that is not a Major Investor:

(i) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (A) a consolidated balance sheet as of the end of such year, (B) consolidated statements of income and of cash flows for such year, and (C) a statement of stockholders’ equity as of the end of such year, in each case unaudited or, if available, audited; and

(ii) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP).

(b) To each Major Investor:

(i) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements to be (A) prepared in accordance with GAAP and (B) audited and certified by independent public accountants of nationally recognized standing selected by the Company and approved by the Board of Directors (including a majority of the Preferred Directors);

(ii) as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iii) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(iv) as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

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(v) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement comparing actual performance for such fiscal quarter to the planned performance set forth in the Budget; and

(vi) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (A) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company) or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to the foregoing sections (to the extent available) shall be the consolidated financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date 60 days before the Company’s good-faith estimate of the date of filing of a registration statement if it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective and that, upon such reinstatement of the Company’s covenants under this Subsection 3.1, the Company shall promptly deliver to each Major Investor all information required by this Subsection 3.1 for the period during which information was not delivered.

3.2 Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights.

(a) As long as Abingworth owns not less than twenty-five percent (25%) of the shares of the Series C Preferred Stock it is purchasing under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Abingworth to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

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(b) As long as Longitude owns not less than twenty-five percent (25%) of the shares of the Series C Preferred Stock it is purchasing under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Longitude to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(c) As long as Sofinnova owns not less than twenty-five percent (25%) of the shares of the Series C Preferred Stock it is purchasing under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Sofinnova to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(d) As long as Surveyor owns not less than twenty-five percent (25%) of the shares of the Series C Preferred Stock it is purchasing under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Surveyor to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(e) As long as Ares Trading S.A. (“ATSA”) owns not less than twenty-five percent (25%) of the shares of the Series C Preferred Stock issued to it under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of ATSA to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

3.4 Termination of Information Rights. The covenants set forth in Subsection 3.1, Subsection 3.2 and Subsection 3.3 shall terminate and be of no further force or effect (a) immediately before the consummation of an IPO (as defined in the Restated Agreement), (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate in which the consideration received by the Investors is in the form of cash and/or marketable securities, whichever event occurs first.

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3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of this Agreement, including, without limitation, quarterly or annual reports, or (v) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that, with respect to this clause (v), the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.6 Public Company Matters. The Company understands and acknowledges that in the regular course of their respective businesses, certain Professional Investors (including, without limitation, Abingworth, Longitude, Sofinnova and Surveyor) and their respective Affiliates will or may invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that it shall (a) not provide any material non-public information about a Public Company to Surveyor or any representative or board observer of Surveyor, and (b) notify any director, observer or other representative affiliated with any Professional Investor (other than Surveyor) of the Company’s intent to disclose material non-public information about a Public Company prior to making such disclosure. In addition, the Company acknowledges and agrees that in no event shall the confidentiality and non-use obligations of any Professional Investor (including, without limitation, Abingworth, Longitude, Sofinnova and Surveyor) hereunder in any manner be deemed or construed as limiting any Professional Investor or its representatives’ (or any of their respective Affiliates) ability to trade any security of a Public Company.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (a) itself, (b) its Affiliates and (c) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Second Amended and Restated Voting Agreement of even date herewith (the “Voting Agreement”) and the Second Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor shall not be entitled to any rights as an Investor under Subsections 3.1, 3.2 and 4.1 hereof).

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(a) The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within 20 days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such 20-day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the 10-day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of 90 days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the 90-day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); and (ii) shares of Common Stock issued in the IPO.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (a) immediately before the consummation of the Qualified IPO or (b) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.

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5. Additional Covenants.

5.1 Insurance. The Company shall use its commercially reasonable efforts to maintain, from financially sound and reputable insurers (a) Directors and Officers liability insurance for members of the Board of Directors, each in an amount and on terms and conditions satisfactory to the Board of Directors, including the Preferred Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors, including the Preferred Directors, determines that such insurance should be discontinued and (b) term “key-person” insurance on Marshall Fordyce, in an amount and on terms and conditions satisfactory to the Board of Directors, including the Preferred Directors, for so long as Mr. Fordyce renders services to the Company. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors, including the Preferred Directors. Notwithstanding any other provision of this Section 5.1 to the contrary, for so long as a Preferred Director is serving on the Board, the Company shall not cease to maintain a directors and officers liability insurance policy in an amount of at least $2 million unless approved by each Preferred Director.

5.2 Employee Agreements. The Company will cause (a) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (b) each Key Employee (as defined in the Purchase Agreement), to the extent permitted by applicable law, to enter into a one (1) year post-termination non-solicitation agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, all employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (a) vesting of shares over a four-year period, with the first 25% of such shares vesting following 12 months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 36 months, and (b) a market stand-off provision substantially similar to that in Subsection 2.11. Without the prior approval by the Board of Directors, including a majority of the Preferred Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Subsection 5.3. In addition, unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause shares of Junior Preferred Stock, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within 20 business days after any Investor’s written request therefor, the Company shall, at its option, either (a) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (b) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

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5.5 Matters Requiring Preferred Director Approval. So long as the holders of Preferred Stock are entitled to elect a Preferred Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of a majority of the Preferred Directors:

(a) establish any pension or retirement plan for any Company service providers;

(b) sell, assign, license, pledge, encumber or otherwise transfer material technology or intellectual property of the Company, other than nonexclusive licenses entered into in the ordinary course of business;

(c) acquire or dispose of or enter into any lease for real property or premises; or

(d) create, issue, or authorize the creation or issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $1,000,000.

5.6 Board Matters. The Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket expenses incurred by a nonemployee director in connection with activities taken for the benefit of the Company, including travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Preferred Director designated by Abingworth under the Voting Agreement shall be entitled to serve on the compensation, nominating and audit committees of the Board of Directors, if and when such committees are formed.

5.7 Right to Conduct Activities.

(a) The Company hereby agrees and acknowledges certain Investors (including, without limitation, Abingworth, AVI, Longitude, Sofinnova and Surveyor) are professional investment funds (each, together with its Affiliates, a “Professional Investor”), and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, such Professional Investors shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Professional Investors in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Professional Investors to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. The Company acknowledges that the execution of this Agreement and the access to the Company’s confidential information shall in no way be construed to prohibit or restrict the Professional Investors, the investment advisers to any Professional Investor or such investment advisers’ other investment advisory clients from maintaining, making or considering investments in other companies, or from otherwise operating in the ordinary course of business.

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(b) The Company hereby agrees and acknowledges that ATSA (as defined in the Purchase Agreement) and its Affiliates hold interests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, ATSA and its Affiliates shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by ATSA or any of its Affiliates in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of ATSA or its Affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) ATSA or its Affiliates from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. The Company acknowledges that the execution of this Agreement and the access to the Company’s confidential information shall in no way be construed to prohibit or restrict ATSA, its Affiliates, the investment advisers to ATSA or its Affiliates or such investment advisers’ other investment advisory clients from maintaining, making or considering investments in other companies, or from otherwise operating in the ordinary course of business.

5.8 FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as take commercially reasonable steps to remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) establish and maintain systems of internal controls reasonable for the Company’s stage of development (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”). Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable Anti-Corruption Laws.

5.9 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the Preferred Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company. The Preferred Directors and the Investor Indemnitors are intended third-party beneficiaries of this Subsection 5.9 and shall have the right, power and authority to enforce the provisions of this Subsection 5.9 as though they were a party to this Agreement.

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5.10 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

5.11 Defense Production Act of 1950. To the extent that (a) any pre-existing products or services provided by the Company (i) are re-categorized by the U.S. government as critical technologies within the meaning Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), including all implementing regulations thereof, (the “DPA”), or (ii) would reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of “critical technologies” (as defined in the DPA) after a re-categorization of selected technologies by the U.S. government, or (b) after execution of the Purchase Agreement, the Company (1) engages in any activities that would reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of critical technologies, or (2) becomes a “TID U.S. Business” within the meaning of the DPA, the Company shall provide notice to the Investors in advance of any subsequent financing or investment in the Company by the Investors or any other party that would constitute a “covered transaction” within the meaning of the DPA.

5.12 Special Conversion Price Adjustment Triggers.

(a) The “Primary Adjustment Trigger” shall be deemed to have occurred effective as of December 2, 2020 in the event that, as of December 2, 2020, (i) the Company has closed the PNA Asset Sale (as defined in the Disclosure Schedule to the Purchase Agreement), with such PNA Asset Sale resulting in aggregate cash proceeds actually paid to the Company on or before December 1, 2020 of at least $1,000,000 (a “Qualifying PNA Sale”), and (ii) the Company has not closed the sublease of the premises subject to the South SF Master Lease (as defined in the Disclosure Schedule to the Purchase Agreement), on substantially the same terms as contemplated by the LOI (as defined in the Disclosure Schedule to the Purchase Agreement) and further described in the Proposed Sublease Terms (as defined in the Disclosure Schedule to the Purchase Agreement), with a sublease effective date on or before December 1, 2020 (a “Qualifying Sublease”).

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(b) The “Secondary Adjustment Trigger” shall be deemed to have occurred effective as of December 2, 2020 in the event that, as of December 2, 2020, (i) the Company has not closed a Qualifying PNA Sale, and (ii) the Company has not closed a Qualifying Sublease.

(c) The Company shall not make any issuance of capital stock, or effect any stock dividend, stock split, combination or similar recapitalization, on or prior to December 2, 2020 that would cause the Preferred Stock Conversion Price for any series of Preferred Stock to be adjusted pursuant to the terms of Article Fourth, Subsection B.4 of the Restated Certificate.

(d) In anticipation of the potential occurrence of a Primary Adjustment Trigger or Secondary Adjustment Trigger, an additional 47,837,079 shares of the Company’s Class A Common Stock and 4,696,007 shares of the Company’s Class B Common Stock have been authorized under the Restated Certificate (the “Trigger Adjustment Shares”). The Company shall not issue any Trigger Adjustment Shares other than in connection with the conversion of Series C Preferred Stock following a Primary Adjustment Trigger or Secondary Adjustment Trigger.

5.13 Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.10, shall terminate and be of no further force or effect (a) immediately before the consummation of the Qualified IPO or (b) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) or, if less, all of such Holder’s Registrable Securities; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Cooley LLP, Attention: Jodie Bourdet, 101 California Street, 5th Floor, San Francisco, California 94111, and if notice is given to Stockholders, a copy shall also be given to each of Abingworth, c/o Abingworth LLP, 38 Jermyn Street, London SW1Y 6DN, United Kingdom, Attention: General Counsel, Email: [***]@abingworth.com, with a copy, which shall not constitute notice, to [***], Attention: [***], email: [***]; Sofinnova, [***], Attn: [***], Email: [***]; KPCB Holdings, Inc. [***], Attention: [***], Ares Trading S.A., [***], Attention: [***], with a copy, which shall not constitute notice, to [***], Attention: [***]; and Longitude, [***], Attn: [***], Email: [***]@longitudecapital.com.

6.6 Amendments and Waivers. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, which majority holders must include at least three of Abingworth (as defined in the Restated Certificate), Fidelity (as defined in the Restated Certificate), Longitude (as defined in the Restated Certificate) and Sofinnova (as defined in the Restated Certificate), provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, if such amendment, modification, termination, or waiver by its express terms does not apply to all Investors in the same fashion; provided that in the event of a waiver of the rights of Investors under Section 4, to the extent that any Investor nonetheless purchases New Securities being issued in such financing transaction after such waiver has been obtained (any such Investor, a “Participating Investor”), then each Major Investor shall be permitted to purchase up to the same percentage (not to exceed 100%) of its pro rata share of New Securities issued in such financing transaction as the percentage of the pro rata share of the New Securities so purchased by the Participating Investor purchasing the largest portion of such Participating Investor’s pro rata share in such financing transaction, (b) any section of this Agreement applicable to the Major Investors (including this clause (b) of this Subsection 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of a majority of the Registrable Securities then outstanding and held by the Major Investors, which majority holders must include at least three of Abingworth (as defined in the Restated Certificate), Fidelity (as defined in the Restated Certificate), Longitude (as defined in the Restated Certificate) and Sofinnova (as defined in the Restated Certificate); provided that the proviso in clause (a) of this Subsection 6.6 shall not be amended, modified, terminated or waived without the consent of each Major Investor, (c) any amendment, modification, termination to or waiver of any section, or any applicable portion of a section, of this Agreement (including this clause (c) of this Subsection 6.6) that expressly references Abingworth shall also require the written consent of Abingworth, (d) any amendment, modification, termination to or waiver of any section, or any applicable portion of a section, of this Agreement (including this clause (d) of this Subsection 6.6) that expressly references Longitude shall also require the written consent of Longitude, (e) any amendment, modification, termination to or waiver of any section, or any applicable portion of a section, of this Agreement (including this clause (e) of this Subsection 6.6) that expressly references Sofinnova shall also require the written consent of Sofinnova, (f) any amendment, modification, termination to or waiver of any section, or any applicable portion of a section, of this Agreement (including Sections 1.4, 1.36, 3.3, 3.6, 5.7 and this clause (f) of this Subsection 6.6) that expressly references Surveyor shall also require the written consent of Surveyor, and (g) any amendment, modification, termination to or waiver of any section, or any applicable portion of a section, of this Agreement (including this clause (g) of this Subsection 6.6) that expressly references ATSA shall also require the written consent of ATSA. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any Investor that did not consent in writing thereto.

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6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series C Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

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6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[SIGNATURE PAGES FOLLOW]

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The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

VERA THERAPEUTICS, INC.

By:	/s/ Marshall Fordyce
Name:	Marshall Fordyce
Title:	Chief Executive Officer

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ABINGWORTH BIOVENTURES 8 LP Acting By Its Manager Abingworth LLP

By:	/s/ John Heard
Name:	John Heard
Title:	Partner, General Counsel

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ARES TRADING S.A.

By:	/s/ Luigia Bocola
Name:	Luigia Bocola
Title:	Authorized Representative

By:	/s/ Willem De Weerd
Name:	Willem De Weerd
Title:	Authorized Representative

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SOFINNOVA VENTURE PARTNERS X, L.P.

By:	Sofinnova Management X, L.L.C. its General Partner

By:	/s/ Maha Katabi
Name:	Maha Katabi
Title:	Managing Member

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LONGITUDE VENTURE PARTNERS IV, L.P., a Delaware limited partnership

By:	Longitude Capital Partners IV, LLC its general partner

By:	/s/ Patrick G. Enright
Name:	Patrick G. Enright
Title:	Managing Member

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ALEXANDRIA VENTURE INVESTMENTS, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, Inc. a Maryland corporation, managing member

By:	/s/ Aaron Jacobson
Name:	Aaron Jacobson
Title:	SVP - Venture Counsel

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.

By:	Citadel Advisors LLC, its portfolio manager

By:	/s/ Shellane Mulcahy
Name:	Shellane Mulcahy
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GV 2017, L.P.
By:	GV 2017 GP, L.P., its general partner
By:	GV 2017 GP, L.L.C., its general partner

By:	/s/ Daphne M. Chang
Name:	Daphne M. Chang
Title:	Authorized Signatory

GV 2019, L.P.
By:	GV 2019 GP, L.P., its general partner
By:	GV 2019 GP, L.L.C., its general partner

By:	/s/ Daphne M. Chang
Name:	Daphne M. Chang
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

KPCB HOLDINGS, INC.

By:	/s/ Sue Biglieri
Name:	Sue Biglieri
Title:	Chief Financial Officer

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Alan S. Bridges
ALAN S. BRIDGES

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ James M. Coull
JAMES M. COULL

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MAG VENTURES LLC

By:	/s/ Thomas Bruderman
Name:	Thomas Bruderman
Title:	Manager

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ James W. Fordyce
JAMES W. FORDYCE

JAMES W. FORDYCE, AS TRUSTEE OF THE JAMES W. FORDYCE 2005 REVOCABLE TRUST

By:	/s/ James W. Fordyce
Name:	James W. Fordyce
Title:	Trustee

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Nicholas Hadland
NICHOLAS HADLAND

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SUSAN K. WHORISKEY, AS TRUSTEE OF THE SUSAN K. WHORISKEY REVOCABLE TRUST OF 2016

By:	/s/ Susan K. Whoriskey
Name:	Susan K. Whoriskey
Title:	Trustee

SUSAN K. WHORISKEY, AS TRUSTEE OF THE SUSAN K. WHORISKEY IRREVOCABLE TRUST OF 2016

By:	/s/ Douglas Barker
Name:	Douglas Barker
Title:	Trustee

By:	/s/ Lisabeth Kundert
Name:	Lisabeth Kundert
Title:	Trustee

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BNY MELLON N.A., AS TRUSTEE OF THE TRUST U/D/T WILLIAM L. MELLON DTD 6/29/35 FOR JAMES M. WALTON

By:	/s/ Bart Carletto
Name:	Bart Carletto
Title:	Senior Director

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

WALTON, MITCHELL & CO., INC.

By:	/s/ Todd Mitchell
Name:	Todd Mitchell
Title:	President

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ANDREW K. CHENG, AS TRUSTEE OF THE ANDREW CHENG 2010 TRUST UA 10-26-2010

By:	/s/ Andrew K. Cheng
Name:	Andrew K. Cheng
Title:	Trustee

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

H. LAWRENCE ROSS, AS TRUSTEE OF THE H. LAWRENCE ROSS III EXEMPT DESCENDANTS TRUST

By:	/s/ H. Lawrence Ross
Name:	H. Lawrence Ross
Title:	Trustee

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY GROWTH COMPANY COMMINGLED POOL

By:	Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY MT. VERNON STREET TURST: FIDELITY GROWTH COMPANY K6 FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

OCTAGON INVESTMENTS MASTER FUND LP By: Octagon Capital Advisors LP, its Investment Manager

By:	/s/ Ting Jia
Name:	Ting Jia
Title:	Managing Member

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors

Abingworth Bioventures 8 LP

[***]

with a copy, which shall not constitute notice, to:

[***]

Ares Trading S.A.

[***]

with a copy, which shall not constitute notice, to:

[***]

Longitude Venture Partners IV, L.P.

[***]

Sofinnova Venture Partners X, L.P.

[***]

Alexandria Venture Investments, LLC

[***]

Citadel Multi-Strategy Equities Master Fund Ltd.

[***]

with copies to:

[***]

and

[***]

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

[***]

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

[***]

Fidelity Growth Company Commingled Pool

[***]

Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund

[***]

Fidelity Select Portfolios: Biotechnology Portfolio

[***]

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

State Street Bank & Trust

[***]

Octagon Investments Master Fund LP

[***]

GV 2017, L.P.

[***]

GV 2019, L.P.

[***]

KPCB Holdings, Inc.

[***]

Alan S. Bridges

[***]

Andrew K. Cheng, as Trustee of the Andrew Cheng 2010 Trust UA 10-26-2010

[***]

Charles G. Goetz

[***]

Christopher K Mellon

[***]

H. Lawrence Ross, as Trustee of The H. Lawrence Ross III Exempt Descendants Trust

[***]

Jack T. Johansen

[***]

James W. Fordyce

[***]

James W. Fordyce, as Trustee of the James W. Fordyce 2005 Revocable Trust

[***]

MAG Ventures LLC

[***]

Mark Schoeppner

[***]

Nicholas Hadland

[***]

Ronald M. Cook

[***]

The Susan K. Whoriskey Irrevocable Trust of 2016

[***]

The Susan K. Whoriskey Revocable Trust of 2016

[***]

BNY Mellon N.A., as Trustee of the Trust U/D/T William L. Mellon DTD 6/29/35 for James M. Walton

[***]

Walton, Mitchell & Co., Inc.

[***]

JMW Investment LLC

[***]

James M. Coull

[***]